EXHIBIT 99.1


[99(CENT)ONLY STORES LOGO]                        CORPORATE HEADQUARTERS
                                                 4000 UNION PACIFIC AVENUE
                                                 CITY OF COMMERCE, CA 90023
                                                    PHONE (323) 980-8145
                                                    FAX: (323) 980-8160
--------------------------------------------------------------------------------

99(cent)ONLY STORES(R)(NYSE-NDN) IS PLEASED TO ANNOUNCE THAT JOHN SHIELDS, CHAIRMAN AND CEO OF TRADER JOE'S COMPANY, HAS JOINED THE 99(cent)ONLY STORES(R)BOARD OF DIRECTORS

    COMMERCE, Calif., December 20, 2000--99(cent)Only Stores(R)announces that John Shields, the Chairman and CEO of California based Trader Joe's Company, has joined the 99(cent)Only Stores(R)Board of Directors. The effective date of Mr. Shields' appointment to the Board will be January 1, 2001.

     John Shields joined Trader Joe's in 1987 as President and became CEO in 1989. From 1978 to 1987 he was VP of Operations for Mervyn's Department Stores. In 1958, he joined Macy's California and held various positions before serving as Senior Vice President from 1972 to 1978. He earned his B.A. and MBA degrees from Stanford University.

     Eric Schiffer, President of 99(cent) Only Stores(R) said, "We are pleased to announce that John Shields has joined our Board. John Shields oversaw Trader Joe's successful expansion from a California retailer with 27 stores to a fourteen-state retail chain with over 150 stores. An experienced retail executive of John Shields' caliber further strengthens and diversifies an already strong Board."

     99(cent)Only Stores(R), the nation's oldest existing one-price retailer, operates 98 stores in Southern California and Nevada. 99 Cent Only Stores(R)emphasizes name-brand consumables at an excellent value, in clean, attractively merchandised stores. The company's New York Stock Exchange symbol is NDN. 99 thanks for reading!

     Note to Editors: 99 Cent Only Stores(R)news releases available on the World Wide Web at HTTP://WWW.BUSINESSWIRE.COM/CNN/NDN.HTM.

     CONTACT: 99 Cent Only Stores(R), City of Commerce, Calif., Andy Farina, CFO, 323/881-9933